                                                                      EXHIBIT 10

                              STANDSTILL AGREEMENT


          THIS STANDSTILL AGREEMENT, dated as of June 28, 1996 (this "Agreement"), among American Mobile Satellite Corporation, a Delaware corporation ("AMSC Parent"), AMSC Subsidiary Corporation, a Delaware corporation dually incorporated as a Virginia public service corporation ("AMSC"), Hughes Electronics Corporation, a Delaware corporation ("Hughes"), and Hughes Communications Satellite Services, Inc., a wholly owned indirect subsidiary of Hughes ("Hughes Services" and, together with Hughes, the "Hughes Shareholders").

                                R E C I T A L S:

          WHEREAS, pursuant to an Amended and Restated Stockholders' Agreement, dated as of December 1, 1994 (the "Stockholders' Agreement"), Hughes has the right to have up to two Directors (each, a "Hughes Designee") appointed to the Executive Committee of the Board of Directors (as defined in the Stockholders' Agreement) of AMSC Parent;

          WHEREAS, Hughes and its Affiliates (as defined herein) beneficially own 6,691,622, or 26.73%, of the total outstanding Voting Securities (as defined herein) of AMSC Parent;

          WHEREAS, AMSC Parent, AMSC and Hughes have entered into that certain Guaranty Issuance Agreement, dated as of April 19, 1996, as amended by the First Amendment to Guaranty Issuance Agreement, dated as of June 7, 1996 (as amended, the "Guarantee Issuance Agreement"), pursuant to which, among other things, AMSC Parent agreed that in the event the Longer-Term Financing (as defined herein) is consummated and Hughes provides a guaranty for part or all of such Longer-Term Financing, AMSC Parent will issue to Hughes and other stockholders of AMSC Parent warrants (the "Guarantee Warrants") exercisable for up to 5,000,000 shares of common stock of AMSC Parent ("Common Stock");

          WHEREAS, in connection with the Guaranty Issuance Agreement, it was contemplated that the parties thereto would enter into an agreement setting forth certain standstill and corporate governance provisions in the event the Longer-Term Financing is consummated and Guarantee Warrants are issued to Hughes; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, AMSC Parent and AMSC have entered into a $150,000,000 Credit Agreement and a $75,000,000 Credit Agreement, each dated as of June 28, 1996, among AMSC Parent, AMSC, the banks listed therein, Morgan Guaranty Trust Company of New York and Toronto Dominion (Texas), Inc. (together, the "Longer-Term Financing") and a Guaranty Issuance Agreement, dated as of June 28, 1996, among AMSC Parent, AMSC, Hughes and the other parties named therein, and has issued to Hughes Guarantee Warrants exercisable for 3,750,000 shares of Common Stock.


                               A G R E E M E N T:

          NOW, THEREFORE, in consideration of the foregoing recitals and the promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and

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sufficiency of which are hereby acknowledged, AMSC Parent, AMSC, Hughes and
Hughes Services hereby agree as follows:

1.   Standstill Period.  (a)  The restrictions contained in this Agreement shall
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commence on the date hereof and shall continue until the first date upon which any one of the following events occurs (the "Standstill Period"):

          (i) Hughes notifies AMSC Parent in writing that the beneficial ownership of Hughes and its Affiliates is less than 32% of the total outstanding Voting Securities of AMSC Parent (the "Threshold Level") and that Hughes and its Affiliates do not have the intention at such time of acquiring additional Voting Securities with the purpose of, or having the effect of, increasing the beneficial ownership of Hughes and its Affiliates above the Threshold Level;

          (ii) Hughes delivers the Guarantee Warrants to AMSC Parent for cancellation without having acquired any shares of Common Stock through the exercise of such Guarantee Warrants sufficient to increase the beneficial ownership of Hughes and its Affiliates above the Threshold Level;

          (iii) (A) any Event of Default (as defined in the Longer-Term Financing) specified in Section 6.1(a), 6.1(g) or 6.1(h) of the Longer-Term Financing shall have occurred; (B) Hughes has purchased any indebtedness under the Longer-Term Financing under Section 1(e) of the Hughes Guaranty (as defined in the Longer-Term Financing); or (C) the indebtedness under the Longer-Term Financing shall not have been repaid at final maturity;

          (iv) prior to the Release Date (as defined in the Longer-Term Financing), a Specified Event of Default shall have occurred and be continuing and (A) all or any portion of the Longer-Term Financing shall have been declared or become due and payable prior to the date on which it would otherwise have become due and payable or (B) such Specified Event of Default has not been waived in writing by both Hughes and the lenders under the Longer-Term Financing or cured within 60 days after the occurrence thereof; or

          (v)  June 28, 2001.

          (b) For purposes of Section 1(a), a "Specified Event of Default" means any Event of Default under the Longer-Term Financing other than pursuant to: (i) Section 6.1(a), 6.1(g) or 6.1(h) of the Longer-Term Financing, (ii)
Section 6.1(q) of the Longer-Term Financing as a result of Hughes' action or failure to act in violation of this Agreement; (iii) Section 6.1(r) or 6.1(s) of the Longer-Term Financing (with respect to Hughes only); (iv) Section 6.1(t) of the Longer-Term Financing (with respect to Hughes only) unless Hughes shall have been entitled to take such action under the Guaranty Issuance Agreement; or (v) Hughes' failure to perform under the Hughes Guaranty on the terms set forth therein.

2.   Ownership Limit.  (a)  The Hughes Shareholders agree that, during the
     ---------------
Standstill Period, without the prior written consent of the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors, the Hughes Shareholders will not, and the Hughes Shareholders will cause each of their Affiliates not to, directly or indirectly:

          (i) acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition or Control of another Person, by joining a partnership, syndicate or other "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange

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     Act") and the rules of the Securities and Exchange Commission thereunder)
     (all such partnerships, syndicates or other groups being referred to as a "Related Party") or otherwise, any Voting Securities such that after such acquisition, Hughes and its Affiliates would beneficially own more than 49.9% of the total outstanding Voting Securities of AMSC Parent;

          (ii) (A) make, or in any way participate in, any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission) of proxies or consents, (B) seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities,
     (C) initiate, participate or otherwise "solicit" (as such term is used in the proxy rules of the Securities and Exchange Commission) shareholders of AMSC Parent, in any such case, for the election of any Director with the purpose or effect of defeating or circumventing the limitation contained in
     Section 3; or

          (iii) seek, propose or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, acquisition or transfer of assets or securities (except as and to the extent expressly permitted by this Agreement) or similar transactions between Hughes or any of its Affiliates and AMSC Parent or any of its Affiliates.

          (b) The Hughes Shareholders agree that, during the Standstill Period but after Hughes has acquired shares of Common Stock through the exercise of Guarantee Warrants (the "Acquired Securities") sufficient to cause the beneficial ownership of Hughes and its Affiliates to exceed the Threshold Level, the Hughes Shareholders will, and the Hughes Shareholders will cause each of their Affiliates to, directly or indirectly, vote any Acquired Securities beneficially owned by them above the Threshold Level (such shares, "Excess Voting Securities") pro rata in accordance with the vote of all Voting Securities of the Company, excluding such Excess Voting Securities, unless the matter being voted on is approved by the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors.

          (c) Nothing contained in this Section 2 shall be deemed in any way to prohibit or limit the lawful activities of (i) any Hughes Designee acting in his capacity as a Director, (ii) the Hughes Shareholders or any of their Affiliates in connection with the exercise of any of their rights as a creditor of AMSC Parent or AMSC, (iii) the Hughes Shareholders or any of their Affiliates in connection with ongoing or prospective business relationships or arrangements among AMSC Parent, AMSC, Hughes and Hughes Services or their respective Affiliates or (iv) any Hughes Shareholder exercising its rights as a shareholder of AMSC Parent except as provided in Sections 2(a), 2(b), 3, 4 and 5 of this Agreement.

          (d) The Hughes Shareholders will not be in breach of or in default under the provisions of Section 2(a) or 2(b) hereof, and will not be required to take or terminate any actions in order to comply with such Sections, if:

          (i) the Hughes Shareholders or an Affiliate of the Hughes Shareholders take such action in direct competition with any bona fide offer by Persons either alone or through or with an Affiliate or Related Party (collectively, an "Acquiring Person") (other than Hughes or an Affiliate of Hughes) for 15% or more of the outstanding Voting Securities of AMSC Parent or for a number of Voting Securities that, together with such Acquiring Person's existing or proposed other beneficial ownership, would cause it to own or Control 25% or more of the outstanding Voting Securities of AMSC Parent;

          (ii) the Hughes Shareholders or an Affiliate of the Hughes Shareholders make an offer to acquire all outstanding Voting Securities of AMSC Parent at a price and on terms that shall have

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     been approved by the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors; or

          (iii) the aggregate Voting Securities beneficially owned by Hughes and its Affiliates are increased to more than 49.9% of the total outstanding Voting Securities of AMSC Parent as a result of a recapitalization or reorganization of any type of AMSC Parent or a repurchase of securities of AMSC Parent or any other action taken by AMSC Parent approved by the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors, or as a result of any other action by any third party not controlled by Hughes or any of its Affiliates.

          (e) Voting Securities. For purposes of this Agreement, (i) "Voting Securities" shall mean Common Stock and any other securities of AMSC Parent entitled to vote generally in the election of directors of AMSC Parent and (ii) for the purpose of computing the "total outstanding Voting Securities" of AMSC Parent or the related percentage: (x) beneficially owned by Hughes and its Affiliates, any Voting Securities not outstanding which are subject to the warrants issued under the Securities Purchase Agreement dated as of January 19, 1996, Guarantee Warrants or any other agreement or security, or right to acquire a security, convertible into, exchangeable for or exercisable for such Voting Securities, in each case to the extent beneficially owned by Hughes or an Affiliate of, or Related Party to, Hughes, shall be deemed to be outstanding; and (y) beneficially owned by an Acquiring Person, any Voting Securities not outstanding which are subject to any warrants, options or any other agreement or security, or right to acquire a security, convertible into, exchangeable for or exercisable for such Voting Securities, in each case to the extent beneficially owned by an Acquiring Person or an Affiliate of, or Related Party to, an Acquiring Person, shall be deemed to be outstanding.

          (f)       Affiliate; Control; Person. For purposes of this Agreement,
(i) "Affiliate" shall mean, when used with reference to a specific Person, any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specific Person, provided, however, that "Affiliate" shall include only entities owned or controlled, directly or indirectly, by Hughes and shall not include General Motors or any other corporation that owns or controls Hughes, (ii) "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and (iii) "Person" shall mean any general or limited partnership, corporation, joint venture, trust, business trust, government agency, cooperative, association, individual or other entity and heirs, executors, administrators, legal representatives, successors and assigns of such person as the context may require.

3.   Board Representation; Independent Directors.
     -------------------------------------------

          (a) Hughes Designees. The Hughes Shareholders agree that, during the Standstill Period, they will not appoint any Hughes Designees to, or permit any Hughes Designees to serve on, the Board or the Executive Committee of the Board if the number of Hughes Designees thereon would be more than one less than a majority of the members of the Board or the Executive Committee of the Board, as applicable. If the number of Hughes Designees exceeds such number, the Hughes Shareholders shall promptly take all appropriate action to cause to resign that number of Hughes Directors as is required to make the remaining number of Hughes Directors conform to this Section 3(a).

          (b) Independent Directors. For purposes of this Agreement, "Independent Director" shall mean a Director who (i) was not appointed in the two years prior to the date of determination by Hughes or any Affiliate of Hughes, (ii) is not currently (apart from being a Director), and has not been in

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the five years prior to the date of determination, an employee, officer, director or Affiliate of Hughes or any Affiliate of Hughes and (iii) does not have, in the good faith judgment of the then existing Independent Directors, any other direct or indirect interest in or relationship with Hughes or any Affiliate of Hughes so as to be reasonably likely to cause such Person to have any interest in any transaction among AMSC Parent, AMSC, Hughes or any of their respective Affiliates.

4.   Transfer Restrictions.
     ---------------------

          (a) Proposed Transferee. In addition to any applicable requirements of Article Five of the Stockholders' Agreement and Article II of the Right of First Offer Agreement, dated as of November 30, 1993 (the "Right of First Offer Agreement"), the Hughes Shareholders agree that, during the Standstill Period, without the prior written consent of the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors, the Hughes Shareholders will not, and the Hughes Shareholders will cause each of their Affiliates not to, transfer any Voting Securities beneficially owned by them to any Person (a "Proposed Transferee") who, as a result of such transaction and any series of connected transactions, would beneficially own or have the right to acquire in excess of 30% of the total outstanding Voting Securities of AMSC Parent, unless such Proposed Transferee shall agree to assume the obligations of and restrictions placed on the Hughes Shareholders under this Agreement.

          (b) Notice of Acquisition or Transfer. Not later than the tenth day following the end of any calendar quarter during the Standstill Period in which one or more acquisitions or transfers by the Hughes Shareholders or any of their Affiliates of Voting Securities shall have occurred, the Hughes Shareholders shall give written notice to AMSC Parent of all such acquisitions or transfers unless such acquisitions or transfers have been reflected in a filing on Schedule 13D under the Exchange Act or an amendment thereto that was delivered to AMSC Parent on or in advance of the date on which notice thereof under this Section 4(b) would have been due. Such notice shall state the date upon which each such acquisition or transfer was effected, the number and type of Voting Securities involved in each such acquisition or transfer, the means by which such acquisition or transfer was effected, and in the case of each acquisition by a Hughes Shareholder or any of its Affiliates, the identity of the Person acquiring beneficial ownership of such Voting Securities and in the case of each transfer, to the extent known, the identity of the Persons acquiring Voting Securities.

5.   Transactions with Hughes.  AMSC Parent will not, during the Standstill
     ------------------------
Period, enter into any material transaction with Hughes or any Affiliate of Hughes without the prior written consent of the Board, specifically expressed in a resolution adopted by a majority of the Independent Directors. For purposes of this Section 5, "material transaction" shall mean (a) any amendment to, or termination of, this Agreement and (b) any transaction between AMSC Parent or any of its subsidiaries and Hughes or any Affiliate of Hughes, or any transaction between the stockholders of the Company, in their capacity as stockholders, and Hughes or any Affiliate of Hughes; provided, that "material transaction" shall not include any transaction or series of connected transactions involving payments by or obligations or transfers of property of AMSC Parent or any of its subsidiaries with an aggregate value in any calendar year of less than $5 million; provided, further, that nothing contained in this
Section 5 shall (i) require such a resolution adopted by a majority of the Independent Directors if the issues being voted on are general or business concepts, such as whether to build an additional satellite, as compared to whether to purchase a satellite from Hughes, or (ii) limit Hughes' rights as set forth in Section 2(c).

6.   Voting Securities.  AMSC Parent will not, during the Standstill Period,
     -----------------
issue any class of Voting Securities with voting rights that are different from the voting rights of the Common Stock without the prior written consent of the Hughes Shareholders.

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7.   Amendments, Etc.  No amendment or waiver of any provision of this Agreement
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shall in any event be effective unless the same shall be in writing and (a) with respect to its enforcement against AMSC Parent, signed by AMSC Parent pursuant to a resolution adopted by a majority of the Independent Directors, (b) with respect to its enforcement against AMSC, signed by AMSC, (c) with respect to its enforcement against Hughes, signed by Hughes, or (d) with respect to its enforcement against Hughes Services, signed by Hughes Services.

8.   No Waiver; Remedies.  No failure on the part of any party hereto to
     -------------------
exercise, and no delay in its exercise of, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by any party hereto preclude any other or future exercise thereof or the exercise of any other right by such party. Any party to this Agreement may specifically waive any breach of this Agreement by any other party; provided that no such waiver shall be effective or binding unless in writing, and that no such waiver shall constitute a continuing waiver of similar or other breaches.

9.   Notices, Etc.  All notices, demands, requests, consents, approvals and
     ------------
other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in the Longer-Term Financing (as defined in the Guaranty Issuance Agreement), and if to Hughes: 7200 Hughes Terrace, M/S C1/A 700, Los Angeles, California 90045-0066, Attention: Treasurer.

10.  Separability of this Agreement.  In case any term or provision of this
     ------------------------------
Agreement or any application thereof to any circumstance shall, in any circumstances or jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances or jurisdictions other than those as to which it is held invalid, illegal or unenforceable.

11.  Further Assurances.  Each of Hughes and Hughes Services hereby agrees to
     ------------------
vote all the Voting Securities beneficially owned by it, to direct the Hughes Designees to vote, to execute and deliver all such instruments and to take all such actions as AMSC Parent or AMSC may from time to time reasonably request and which are necessary in order to fully effectuate the purposes of this Agreement.

12.  Headings.  The headings contained in this Agreement are for convenience of
     --------
reference only and shall not modify, define or limit any of the terms or provisions hereof.

13.  Governing Law.  This Agreement shall be governed by, and construed in
     -------------
accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

14.  Representations and Warranties of Hughes.  Each of Hughes and Hughes
     ----------------------------------------
Services, on the one hand, and AMSC and AMSC Parent, on the other hand, represent and warrant to the other that:

          (a) Each such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

          (b) This Agreement has been duly authorized by all necessary corporate action on the part of, and has been duly executed and delivered by, each such party, and none of the execution and delivery hereof, the consummation of the transaction contemplated hereby or compliance by such party with any of the terms and provisions hereof (i) requires any approval of stockholders or approval or consent of any trustee or holders of any indebtedness or obligations of such party other than such approvals

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or consents as have been obtained, (ii) contravenes any law, judgment, governmental rule or regulation or order applicable to or binding on such party or any of its properties, the contravention of which would have a material adverse effect on the financial condition of such party and its subsidiaries taken as a whole or on the ability of such party to perform any of its obligations under this Agreement, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which such party is a party or by which such party or any of its properties may be bound, the contravention, breach or default of which would have a material adverse effect on the financial condition of such party and its subsidiaries taken as a whole or on the ability of such party to perform any of its obligations under this Agreement, or (iv) contravenes its corporate charter or by-laws.

          (c) Neither the execution, delivery and performance by such party of this Agreement nor the consummation of any of the transactions contemplated hereby requires the consent, approval or authorization of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any governmental agency or authority.

          (d) This Agreement constitutes the legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.

15.  Specific Performance.  (a)  The Hughes Shareholders acknowledge and agree
     --------------------
that if a Hughes Shareholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to AMSC Parent and AMSC for which monetary damages would not be an adequate remedy. In such event, the Hughes Shareholders agree that AMSC Parent and AMSC shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if AMSC Parent or AMSC should institute an action or proceeding seeking specific performance of the provisions hereof, the Hughes Shareholders hereby waive the claim or defense that AMSC Parent or AMSC have an adequate remedy at law and hereby agree not to assert in any such action or proceeding the claim or defense that such a remedy at law exists; (b) AMSC and AMSC Parent acknowledge and agree that if either of them fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Hughes for which monetary damages would not be an adequate remedy. In such event, AMSC and AMSC Parent agree that Hughes shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Hughes should institute an action or proceeding seeking specific performance of the provisions hereof, AMSC and AMSC Parent hereby waive the claim or defense that Hughes has an adequate remedy at law and hereby agree not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

16.  Conflict with Agreements.  In the event any term or provision of this
     ------------------------
Agreement shall conflict with any term or provision of the Stockholders' Agreement or the Right of First Offer Agreement, the term or provision of this Agreement shall control. This Agreement shall not affect the rights or obligations of any party to the Stockholders' Agreement or the Right of First Offer Agreement other than AMSC Parent and Hughes Services.

17.  Other Agreements.  On or prior to the execution of this Agreement, any
     ----------------
other agreements between Hughes and its Affiliates, on the one hand, and AMSC, AMSC Parent and/or any other AMSC stockholders, on the other hand, that are inconsistent with the provisions hereof shall be amended to permit the execution, delivery and performance of this Agreement.

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          IN WITNESS WHEREOF, Hughes and Hughes Services have caused this
Agreement to be executed by their duly authorized officers.

                              HUGHES ELECTRONICS CORPORATION


                              By:_______________________________________________

                              Name:_____________________________________________

                              Title:____________________________________________


                              HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.


                              By:_______________________________________________

                              Name:_____________________________________________

                              Title:____________________________________________


                              AMERICAN MOBILE SATELLITE CORPORATION


                              By:_______________________________________________

                              Name:_____________________________________________

                              Title:____________________________________________


                              AMSC SUBSIDIARY CORPORATION


                              By:_______________________________________________

                              Name:_____________________________________________

                              Title:____________________________________________

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